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                                                                    EXHIBIT 23.1




CONSENT OF INDEPENDENT AUDITORS


We consent to the use in this Registration Statement of Select Media Communications, Inc. on Form SB-2 of our report dated April 11, 2001 which report includes an explanatory paragraph as to an uncertainty with respect to the Company's ability to continue as a going concern, appearing in the Prospectus, which is a part of such Registration Statement, and to the use of our name as it appears under the caption "Experts".


/s/ Marcum & Kliegman LLP
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Marcum & Kliegman LLP
Woodbury, NY
February 2, 2002